ALLEGION REPORTS THIRD-QUARTER 2017 FINANCIAL RESULTS

•	Third-quarter 2017 net earnings per share (EPS) of $0.94, compared with 2016 EPS of $0.02; Adjusted 2017 EPS of $1.02, up 9.7 percent compared with 2016 adjusted EPS of $0.93

•	Third-quarter 2017 revenue of $609.4 million, up 4.9 percent compared to 2016, up 2.7 percent on an organic basis

•
Third-quarter 2017 operating margin of 20.7 percent, compared with 2016 operating margin of 20.9 percent; Adjusted operating margin of 22.1 percent, improved 30 basis points compared with 2016 adjusted operating margin of 21.8 percent

•
Updating guidance for 2017 full-year revenue and EPS outlook; Full-year 2017 reported revenue growth of 6.5 to 7 percent with organic revenue growth of 5 to 5.5 percent; Full-year 2017 EPS guidance of $3.21 to $3.26 and $3.75 to $3.80 on an adjusted basis

DUBLIN (Oct. 26, 2017) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported third-quarter 2017 net revenues of $609.4 million and net earnings of $89.8 million, or $0.94 per share, up $0.92 per share when compared with third-quarter 2016 EPS of $0.02. Third-quarter 2016 EPS included a $0.87 per share reduction from a loss on divestiture. Excluding charges related to restructuring and acquisitions as well as charges related to the refinancing of the company’s credit facility, third-quarter 2017 adjusted net earnings were $97.4 million, or $1.02 per share, up 9.7 percent when compared with third-quarter 2016 adjusted EPS of $0.93.

Third-quarter net revenues increased 4.9 percent, when compared to the prior year period (up 2.7 percent on an organic basis). Reported revenues reflect continued organic growth, contribution from acquisitions and benefits from foreign currency.

“I am pleased with our performance so far this year that has resulted in strong organic growth, led by our Americas region,” said David D. Petratis, Allegion chairman, president and CEO. “Organic growth in the third quarter was modest, as European markets rebound, and Americas’ end-market fundamentals continue to remain solid, including electronics growth. However, constraints across the construction supply chain, including labor, continue to impact the completion of projects and, therefore, the timing of our revenue.”

The Americas segment revenue increased 4.4 percent (up 2.8 percent on an organic basis). The revenue growth was driven by favorable price and mid-teens growth in electronics, which offset the impact of timing of orders that was a positive benefit in the second quarter. Revenues from acquisitions and the impact of favorable foreign currency also added to overall growth.

The EMEIA segment revenues were up 7.5 percent (up 3.1 percent on an organic basis), reflecting solid pricing in the quarter along with favorable currency impacts. Strong growth in the portable security and SimonsVoss businesses also contributed to the organic growth.

The Asia-Pacific segment revenues increased 2.1 percent, when compared to the prior year period (up 0.4 percent on an organic basis). Favorable price and currency impacts drove the revenue growth for the quarter.

Third-quarter 2017 operating income was $126.1 million, an increase of $4.6 million or 3.8 percent over 2016. Adjusted operating income in third-quarter 2017 was $134.6 million, representing an increase of $7.9 million or 6.2 percent compared to 2016.

Third-quarter 2017 operating margin was 20.7 percent, compared with 20.9 percent in 2016. The adjusted operating margin in third-quarter 2017 was 22.1 percent, compared with 21.8 percent in 2016. The 30-basis-point improvement in adjusted operating margin was driven by strong price performance, volume leverage and productivity, which more than offset unfavorable product mix, increased investments and inflation.

“Overall margins continue to expand even while we invest in the business,” Petratis added. “I am particularly pleased with the pricing performance in a rising inflationary environment and with the margin performance of the EMEIA region, which saw substantial improvement versus the comparable quarter last year.”

Additional Items
Interest expense for third-quarter 2017 was $17.8 million, up from the $15.6 million for third-quarter 2016. Expense in 2017 included $1.6 million of costs associated with the company’s refinancing of its credit facility, which closed in September. As a result of the recently completed debt refinancing, the company expects to see annualized interest savings of approximately $13 million ($0.09 per share), which will commence in the fourth quarter of 2017, where the company will see a quarter’s worth of that savings.

Other income net for third-quarter 2017 was $3.7 million, driven by non-operating gains. This compares to other expense net for third-quarter 2016 of $0.4 million.

The third-quarter 2016 also included a loss on divestiture in the amount of $84.4 million related to the divested system integration business located in China.

The company’s effective tax rate for third-quarter 2017 was 19.6 percent, compared with 90.5 percent in 2016. The company’s adjusted effective tax rate for third-quarter 2017 was 20 percent, compared with 18.4 percent in 2016. The increase in the adjusted effective tax rate is primarily due to the mix of income earned in higher tax rate jurisdictions.

Cash Flow and Liquidity
Year-to-date 2017 available cash flow was $136.3 million, down $15.7 million versus the prior year. The year-over-year decrease in available cash flow is primarily due to a previously announced $50 million discretionary pension funding payment, in the first quarter, partially offset by increased earnings.

The company ended third-quarter 2017 with cash of $334.9 million and total debt of $1,447 million.

2017 Outlook
The company updated full-year 2017 reported revenue growth guidance to a range of 6.5 to 7 percent compared to 2016. Organic revenue growth is updated to a range of 5 to 5.5 percent.

The company updated the full-year 2017 reported EPS with a range of $3.21 to $3.26, or $3.75 to $3.80 on an adjusted basis. Adjustments to 2017 EPS include estimated impacts for debt refinancing and for restructuring and acquisition activities. The guidance assumes a full-year adjusted effective tax rate of approximately 18 to 18.5 percent, as well as an average diluted share count for the full year of approximately 96 million shares.

The company is targeting full-year available cash flow of approximately $300 million (inclusive of the $50 million discretionary pension funding payment).

Conference Call Information
On Thursday, Oct. 26, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at http://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in safety and security, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion produces a range of solutions for homes, businesses, schools and other institutions. Allegion is a $2.2 billion company, with products sold in approximately 130 countries.
For more, visit www.allegion.com.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's 2017 financial performance, the Company’s growth strategy, the Company’s capital allocation strategy, the Company’s tax planning strategies, and the performance of the markets in which the Company operates. These forward-looking statements are based on the Company's current available information and its current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the Company’s control - as well as potentially inaccurate assumptions, which could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the Company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2016, Form 10-Qs for the quarters ended March 31, 2017, June 30, 2017, and Sept. 30, 2017, and in its other SEC filings. The Company assumes no obligations to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(in millions, except per share data)

UNAUDITED

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016

Net revenues	$609.4	$581.1	$1,785.1	$1,668.3
Cost of goods sold	335.5	317.6	989.3	921.1
Gross profit	273.9	263.5	795.8	747.2

Selling and administrative expenses	147.8	142.0	436.8	418.9
Operating income	126.1	121.5	359.0	328.3

Interest expense	17.8	15.6	49.7	48.4
Loss on divestitures	—	84.4	—	84.4
Other (income) expense, net	(3.7)	0.4	(8.2)	(17.0)
Earnings before income taxes	112.0	21.1	317.5	212.5

Provision for income taxes	21.9	19.1	52.9	56.3
Net earnings	90.1	2.0	264.6	156.2

Less: Net earnings attributable to noncontrolling interests	0.3	0.4	0.9	1.9

Net earnings attributable to Allegion plc	$89.8	$1.6	$263.7	$154.3

Basic earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$0.95	$0.02	$2.77	$1.61

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$0.94	$0.02	$2.75	$1.59

Shares outstanding - basic	95.0	96.0	95.2	95.9
Shares outstanding - diluted	95.8	96.9	96.0	96.8

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(in millions)

UNAUDITED

	September 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$334.9	$312.4
Accounts and notes receivables, net	302.8	260.0
Inventories	257.1	220.6
Other current assets	29.8	36.3
Total current assets	924.6	829.3
Property, plant and equipment, net	246.1	226.6
Goodwill	755.9	716.8
Intangible assets, net	393.2	357.4
Other noncurrent assets	127.5	117.3
Total assets	$2,447.3	$2,247.4

LIABILITIES AND EQUITY
Accounts payable	$177.7	$179.9
Accrued expenses and other current liabilities	219.5	201.5
Short-term borrowings and current maturities
of long-term debt	35.0	48.2
Total current liabilities	432.2	429.6
Long-term debt	1,412.0	1,415.6
Other noncurrent liabilities	231.0	285.8
Equity	372.1	116.4
Total liabilities and equity	$2,447.3	$2,247.4

ALLEGION PLC
Condensed and Consolidated Cash Flows
(in millions)

UNAUDITED

	Nine months ended September 30,
	2017	2016
Operating Activities
Net earnings	$264.6	$156.2
Depreciation and amortization	49.9	50.7
Discretionary pension plan contribution	(50.0)	—
Changes in assets and liabilities and other non-cash items	(94.5)	(28.5)
Net cash from operating activities	170.0	178.4

Investing Activities
Capital expenditures	(33.7)	(26.4)
Acquisition of and equity investments in businesses, net of cash acquired	(20.8)	(31.4)
Other investing activities, net	18.4	8.5
Net cash used in investing activities	(36.1)	(49.3)

Financing Activities
Net debt proceeds (repayments)	(16.1)	(53.6)
Dividends paid to ordinary shareholders	(45.6)	(34.5)
Repurchase of ordinary shares	(60.0)	(30.0)
Other financing activities, net	3.0	2.1
Net cash used in financing activities	(118.7)	(116.0)

Effect of exchange rate changes on cash and cash equivalents	7.3	1.7
Net increase in cash and cash equivalents	22.5	14.8
Cash and cash equivalents - beginning of period	312.4	199.7
Cash and cash equivalents - end of period	$334.9	$214.5

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(in millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Net revenues
Americas	$455.2	$436.2	$1,331.4	$1,235.7
EMEIA	125.1	116.4	372.7	356.5
Asia Pacific	29.1	28.5	81.0	76.1
Total net revenues	$609.4	$581.1	$1,785.1	$1,668.3

Operating income (loss)
Americas	$131.8	$131.5	$379.7	$351.7
EMEIA	9.1	3.4	24.5	20.3
Asia Pacific	2.2	1.8	5.1	3.8
Corporate unallocated	(17.0)	(15.2)	(50.3)	(47.5)
Total operating income	$126.1	$121.5	$359.0	$328.3

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings, diluted earnings per share (EPS), on both a U.S. GAAP basis and on an adjusted basis, organic revenue growth on a U.S. GAAP basis, and also presents adjusted EBITDA and adjusted EBITDA margin. The Company presents these measures because management believes they provide useful perspective of the Company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:

•
Adjustments to revenue, operating income, operating margin, net earnings, EPS, and EBITDA include items that are considered to be unusual or infrequent in nature such as goodwill impairment charges, restructuring charges, asset impairments, merger and acquisitions costs, and charges related to the divestiture of businesses

•	Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects

•	Available cash flow is defined as U.S. GAAP net cash operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(in millions, except per share data)

	Three months ended September 30, 2017				Three months ended September 30, 2016
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$609.4	$—		$609.4	$581.1	$—		$581.1

Operating income	126.1	8.5	(1)	134.6	121.5	5.2	(1)	126.7
Operating margin	20.7%			22.1%	20.9%			21.8%

Earnings before income taxes	112.0	10.1	(2)	122.1	21.1	89.6	(2)	110.7
Provision for income taxes	21.9	2.5	(3)	24.4	19.1	1.3	(3)	20.4
Effective income tax rate	19.6%			20.0%	90.5%			18.4%
Net earnings	90.1	7.6		97.7	2.0	88.3		90.3

Non-controlling interest	0.3	—		0.3	0.4	—		0.4

Net earnings attributable to Allegion plc	$89.8	$7.6		$97.4	$1.6	$88.3		$89.9

Diluted earnings per ordinary
share attributable to Allegion plc
shareholders:	$0.94	$0.08		$1.02	$0.02	$0.91		$0.93

(1)
Adjustments to operating income for the three months ended September 30, 2017 and September 30, 2016 consist of $8.5 million and $5.2 million, respectively, of restructuring charges and merger and acquisition expenses.

(2)
Adjustments to earnings before income taxes for the three months ended September 30, 2017 consist of the adjustments to operating income discussed above and $1.6 million of charges related to the refinance of the Company's Credit Facility. Adjustments to earnings before income taxes for the three months end September 30, 2016 consist of the adjustments to operating income discussed above and a $84.4 million loss related to the divestiture of the Company's systems integration business in China.

(3)
Adjustments to the provision for income taxes for the three months ended September 30, 2017 and September 30, 2016 consist of $2.5 million and $1.3 million, respectively, of tax expense related to the excluded items discussed above.

	Nine months ended September 30, 2017				Nine months ended September 30, 2016
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$1,785.1	$—		$1,785.1	$1,668.3	$—		$1,668.3

Operating income	359.0	12.3	(1)	371.3	328.3	8.7	(1)	337.0
Operating margin	20.1%			20.8%	19.7%			20.2%

Earnings before income taxes	317.5	13.9	(2)	331.4	212.5	93.1	(2)	305.6
Provision for income taxes	52.9	3.8	(3)	56.7	56.3	2.2	(3)	58.5
Effective income tax rate	16.7%			17.1%	26.5%			19.1%
Net earnings	264.6	10.1		274.7	156.2	90.9		247.1

Non-controlling interest	0.9	—		0.9	1.9	—		1.9

Net earnings attributable to Allegion plc	$263.7	$10.1		$273.8	$154.3	$90.9		$245.2

Diluted earnings per ordinary share
attributable to Allegion plc
shareholders:	$2.75	$0.10		$2.85	$1.59	$0.94		$2.53

(1)
Adjustments to operating income for the nine months ended September 30, 2017 and September 30, 2016 consist of $12.3 million and $8.7 million, respectively, of restructuring charges and merger and acquisition expenses.

(2)
Adjustments to earnings before income taxes for the nine months ended September 30, 2017 consist of the adjustments to operating income discussed above and $1.6 million of charges related to the refinance of the Company's Credit Facility. Adjustments to earnings before income taxes for the nine months ended September 30, 2016 consist of the adjustments to operating income discussed above and a $84.4 million loss related to the divestiture of the Company's systems integration business in China.

(3)
Adjustments to the provision for income taxes for the nine months ended September 30, 2017 and September 30, 2016 consist of $3.8 million and $2.2 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(in millions)

	Three months ended September 30, 2017		Three months ended September 30, 2016
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$455.2		$436.2

Operating income (GAAP)	$131.8	29.0%	$131.5	30.1%
Restructuring charges	5.3	1.2%	0.8	0.2%
Adjusted operating income	137.1	30.2%	132.3	30.3%
Depreciation and amortization	6.4	1.4%	6.6	1.5%
Adjusted EBITDA	$143.5	31.6%	$138.9	31.8%

EMEIA
Net revenues (GAAP)	$125.1		$116.4

Operating income (GAAP)	$9.1	7.3%	$3.4	2.9%
Restructuring charges	1.5	1.2%	3.6	3.1%
Merger and acquisition costs	—	—%	0.3	0.3%
Adjusted operating income	10.6	8.5%	7.3	6.3%
Depreciation and amortization	7.5	6.0%	7.3	6.3%
Adjusted EBITDA	$18.1	14.5%	$14.6	12.6%

Asia Pacific
Net revenues (GAAP)	$29.1		$28.5

Operating income (GAAP)	$2.2	7.6%	$1.8	6.3%

Adjusted operating income	2.2	7.6%	1.8	6.3%
Depreciation and amortization	0.6	2.0%	0.6	2.1%
Adjusted EBITDA	$2.8	9.6%	$2.4	8.4%

Corporate
Operating loss (GAAP)	$(17.0)		$(15.2)
Merger and acquisition costs	1.2		0.5
Restructuring charges	0.5		—
Adjusted operating loss	(15.3)		(14.7)
Depreciation and amortization	1.0		1.4
Adjusted EBITDA	$(14.3)		$(13.3)

Total
Net revenues	$609.4		$581.1

Adjusted operating income	134.6	22.1%	126.7	21.8%
Depreciation and amortization	15.5	2.5%	15.9	2.7%
Adjusted EBITDA	$150.1	24.6%	$142.6	24.5%

	Nine months ended September 30, 2017		Nine months ended September 30, 2016
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$1,331.4		$1,235.7

Operating income (GAAP)	$379.7	28.5%	$351.7	28.5%
Restructuring charges	5.4	0.4%	2.0	0.2%
Merger and acquisition costs	0.3	—%	0.1	—%
Adjusted operating income	385.4	28.9%	353.8	28.7%
Depreciation and amortization	19.6	1.5%	19.8	1.6%
Adjusted EBITDA	$405.0	30.4%	$373.6	30.3%

EMEIA
Net revenues (GAAP)	$372.7		$356.5

Operating income (GAAP)	$24.5	6.6%	$20.3	5.7%
Restructuring charges	3.9	1.0%	4.2	1.2%
Merger and acquisition costs	—	—%	0.5	0.1%
Adjusted operating income	28.4	7.6%	25.0	7.0%
Depreciation and amortization	21.0	5.6%	21.1	5.9%
Adjusted EBITDA	$49.4	13.2%	$46.1	12.9%

Asia Pacific
Net revenues (GAAP)	$81.0		$76.1

Operating income (GAAP)	5.1	6.3%	3.8	5.0%
Restructuring charges	—	—%	0.3	0.4%
Adjusted operating income	5.1	6.3%	4.1	5.4%
Depreciation and amortization	1.8	2.2%	1.8	2.4%
Adjusted EBITDA	$6.9	8.5%	$5.9	7.8%

Corporate
Operating loss (GAAP)	$(50.3)		$(47.5)
Merger and acquisition costs	2.1		1.6
Restructuring charges	0.6		—
Adjusted operating loss	(47.6)		(45.9)
Depreciation and amortization	3.0		3.9
Adjusted EBITDA	$(44.6)		$(42.0)

Total
Net revenues	$1,785.1		$1,668.3

Adjusted operating income	371.3	20.8%	337.0	20.2%
Depreciation and amortization	45.4	2.5%	46.6	2.8%
Adjusted EBITDA	$416.7	23.3%	$383.6	23.0%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA

(in millions)

	Nine months ended September 30,
	2017	2016
Net cash provided by operating activities	$170.0	$178.4
Capital expenditures	(33.7)	(26.4)
Available cash flow	$136.3	$152.0

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net earnings (GAAP)	$90.1	$2.0	$264.6	$156.2
Provision for income taxes	21.9	19.1	52.9	56.3
Interest expense	17.8	15.6	49.7	48.4
Depreciation and amortization	15.5	15.9	45.4	46.6
EBITDA	145.3	52.6	412.6	307.5

Other (income) expense, net	(3.7)	0.4	(8.2)	(17.0)
Loss on divestitures	—	84.4	—	84.4
Merger and acquisition costs and restructuring charges	8.5	5.2	12.3	8.7
Adjusted EBITDA	$150.1	$142.6	$416.7	$383.6

ALLEGION PLC					SCHEDULE 5
RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Americas
Revenue growth (GAAP)	4.4%	4.1%	7.7%	5.1%
Acquisitions and Divestitures	(1.5)%	1.5%	(1.5)%	0.9%
Currency translation effects	(0.1)%	—%	—%	0.4%
Organic growth (non-GAAP)	2.8%	5.6%	6.2%	6.4%

EMEIA
Revenue growth (GAAP)	7.5%	27.2%	4.5%	38.7%
Acquisitions and Divestitures	—%	(27.0)%	(2.2)%	(37.3)%
Currency translation effects	(4.4)%	1.4%	1.3%	1.2%
Organic growth (non-GAAP)	3.1%	1.6%	3.6%	2.6%

Asia Pacific
Revenue growth (GAAP)	2.1%	(16.4)%	6.4%	(15.7)%
Acquisitions and Divestitures	—%	26.1%	(1.0)%	24.1%
Currency translation effects	(1.7)%	(2.4)%	(1.2)%	1.2%
Organic growth (non-GAAP)	0.4%	7.3%	4.2%	9.6%

Total
Revenue growth (GAAP)	4.9%	6.7%	7.0%	9.6%
Acquisitions and Divestitures	(1.0)%	(1.8)%	(1.6)%	(4.2)%
Currency translation effects	(1.2)%	0.1%	0.1%	0.5%
Organic growth (non-GAAP)	2.7%	5.0%	5.5%	5.9%